UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2013

PennyMac Mortgage Investment Trust

(Exact Name of Registrant as Specified in Charter)

Maryland	001-34416	27-0186273
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

6101 Condor Drive, Moorpark, California	93021
(Address of Principal Executive Offices)	(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 28, 2013, PennyMac Mortgage Investment Trust (“PMT”), through its wholly-owned subsidiary, PennyMac Corp. (“PMC” and, together with PMT, the “Company”), entered into an agreement (the “Letter Agreement”) with Citigroup Global Markets Realty Corp. (“Citi”), pursuant to which the Company agreed to purchase from Citi certain non-performing residential mortgage loans and residential real property acquired in settlement of loans (collectively, the “Assets”).  The Assets were acquired by Citi from a large money-center bank (the “Initial Seller”).

Under the terms of the Letter Agreement, the Company will purchase the Assets at a purchase price based, in part, on a percentage of the unpaid principal balance of the mortgage loans or, as applicable, the mortgage loans at the time the real property was acquired in settlement thereof.  The unpaid principal balance of each Asset was measured as of the cut-off date agreed to between Citi and the Initial Seller (the “Cut-off Date”), and the aggregate unpaid principal balance of the Assets as of the Cut-off Date was approximately $140 million.  Pending purchase by the Company, each Asset’s purchase price will be reduced by any collections of principal and interest on such Asset after the Cut-off Date and prior to the related purchase date.  The Assets will be subserviced for the Company by PennyMac Loan Services, LLC from and after July 1, 2013.

On the purchase date for any Asset, in addition to the payment of the purchase price, the Company will reimburse Citi for certain out-of-pocket costs and other expenses, including servicing fees and servicing advances, and a cost of carry for such Asset.

Any Asset that liquidates prior to its purchase by the Company will be settled between the Company and Citi in the month following liquidation or such other timeframe following liquidation, as mutually agreed upon by the Company and Citi, in an amount based on the difference between the liquidation proceeds and the sum of the purchase price and reimbursement amounts that would have applied to such Asset had it been purchased on the liquidation date.

The Letter Agreement requires that the Company purchase the Assets on or before June 30, 2014.  In the event that the Company fails to purchase any Assets on or before such date, the Letter Agreement provides for a net settlement between the Company and Citi, in an amount based on the difference between the fair market value of such Assets on the date of determination and the sum of the purchase price and reimbursement amounts that would have applied to such Assets had they been purchased on such date.

The Letter Agreement also contains various representations, warranties and covenants, repurchase and indemnity obligations, and other terms and conditions customary for this type of transaction.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC MORTGAGE INVESTMENT TRUST

Dated: July 3, 2013	/s/ Vandad Fartaj
Vandad Fartaj
Chief Investment Officer